EX-99.16.14a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this this Post -Effective Amendment No. 1 (the “Amendment”) on Form N-14 of:

(i) our report dated December 27, 2011, relating to the financial statements and financial highlights which appears in the October 31, 2011 Annual Report to Shareholders of Invesco Commodities Strategy Fund, one of the funds constituting AIM Investment Funds (Invesco Investment Funds), which is also incorporated by reference into the Amendment;

(ii) our report dated December 27, 2011, relating to the financial statements and financial highlights which appears in the October 31, 2011 Annual Report to Shareholders of Invesco Balanced-Risk Commodity Strategy Fund, one of the funds constituting AIM Investment Funds (Invesco Investment Funds), which is also incorporated by reference into the Amendment.

We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statement of additional information which are incorporated by reference into the Amendment.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
January 10, 2012